                                                                  EXHIBIT 10.31

                               LICENSE AGREEMENT

Between

    PROF.  DR. FRANZ HILLENKAMP
    Bahlmannstr. 5, 48147 Munster, Germany

                                                     hereinafter the "Inventor"


And

    SEQUENOM, INC.
    11555 Sorrento Valley Road, San Diego, CA  92121, USA
    Represented by SEQUENOM GmbH, Mendelsohnstr. 15D,
    2276 Hamburg, FRG

                                                         hereinafter "SEQUENOM"


PREAMBLE

(1) Collaboration

    The Inventor has been acting as a consultant for SEQUENOM for several years. In respect of the main area of activity of SEQUENOM, the mass spectrometric analysis of nucleic acids, the consulting on the part of the Inventor is exclusive (Annex 1, Consulting Agreement).

    The parties collaborate closely in the area of mass spectrometric analysis of nucleic acids and other biopolymers in the framework of projects, which may be supported in part by third parties, among others BNBF. These projects are or will be at least proportionately financed by SEQUENOM.

(2) Inventions and Proprietary Rights

    The Inventor has made the inventions listed in Annex 2 in the area of MALDI (Matrix Assisted Laser Desorption/Ionization) (Annex 2 makes no claim to being complete). Further inventions in the area of mass spectrometric analysis of nucleic acids and other biopolymers are expected.

    The inventions are grouped into:
a)                                      ***
                                        ***
                                        ***
                                        ***

    *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

    The granting of licenses for the above-described existing and future patent rights from the Inventor to SEQUENOM in the area of the above-described collaboration is governed by the following Agreement.

(S) 1
CONTRACTUAL RIGHTS

(1) Area of work

    The Inventor in his capacity as a consultant to SEQUENOM collaborates with SEQUENOM both (a) in the area of mass spectrometric analysis of nucleic acids as well as (b) in the performance of joint research and developmental work in the area of mass spectrometric high throughput analysis of biopolymers. The term high throughput analysis may be described in this context among other things by the following parameters:

    - routine mass spectrometric measurements of more than 60 single samples per hour
and
    - volume of a single sample of less than 100 nanoliters, applied both directly or indirectly to the sample carrier of the mass spectrometer by means of miniaturized arrays.

    In respect of the areas of work named under (a) and (b), the Inventor collaborates with SEQUENOM as the exclusive commercial partner, i.e., licensee, or together with SEQUENOM and additional partners, on condition that SEQUENOM agrees to it.

(2) Contractual Rights

    Contractual Rights as defined by this agreement are present and future patents applied for and/or granted and patentable results according to items a)-
c) of the preamble. The Inventor shall use best efforts to solely own the intellectual property which was produced on his part under the terms of the collaboration. In the event of joint inventions of co-workers of the Inventor which are subject to the Law governing inventions of employees, the Inventor shall within his sphere of influence see to it that the inventions are claimed without restrictions and are transferred to SEQUENOM in accordance with the conditions stipulated herein.

    Patents already applied for or granted under the terms of the collaboration are listed in Annex 2 (Annex 2 makes no claim to being complete).

(S) 2
CONTRACTUAL KNOW-HOW

    The Inventor has extensive know-how in the technical field of the Contractual Rights transferred hereby, and the collaboration agreed upon herein, in particular in the preparation of samples and in the configuration and operation of instrumentation and the interpretation of mass spectra. This know-how is of essential importance for the practical implementation of the Contractual Rights.

(S) 3
GRANTING OF RIGHTS

1. The Inventor gives SEQUENOM a worldwide exclusive license for the unlimited use of the Contractual Rights and the Contractual Know-how. The license is limited to the area of work as defined in (S) 1 (1).

    If it is not possible to grant an exclusive license for the area of work because of the general conditions (limitations) for the public promotion of research, or because of other prior written agreements, if applicable, including third party participants in the project, then the Contractual Rights transferred shall at least cover the exclusive rights of use for SEQUENOM's essential area of mass spectrometric high throughput analysis of nucleic acids (as defined above).

(S) 4
CONTINUED DEVELOPMENT OF CONTRACTUAL RIGHTS

1. The Inventor shall use best efforts within the scope of his research to promote the future development of the Contractual Rights and to maintain the technical lead over alternative developments. The Inventor does not hereby assume an obligation to undertake specific research measures (directions) or to guarantee success.

2. The Inventor shall include into the contractual relationships all new developments resulting from his efforts in respect of the Contractual Rights, the Contractual Know-how and the area of collaboration. In particular, he shall maintain the know-how at the latest state of development by regularly updating the records with research and test results. SEQUENOM shall have regular access to the updated records.

(S) 5
GUARANTEE OF THE LICENSOR

    The Inventor/Licensor is not aware of any facts, in particular proprietary rights, which preclude the use of existing Contractual Rights. The Inventor, however, does not assume liability therefor. The Inventor shall rather endeavor, together with SEQUENOM, to design around obstacles, if they preclude the use of the Contractual Rights.

(S) 6
ROYALTIES

1.  For the granting of the described license for the Contractual Rights,
SEQUENOM shall pay to the Inventor a royalty in the amount of     ***     of the
net sales realized by SEQUENOM using the Contractual Rights - independently of the number of Contractual Rights used. Sales are the proceeds - after receipt of payment by SEQUENOM - from the sale of


    *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

products, which are based on Contractual Rights and/or the application of which requires the use of the Contractual Rights, or services which are rendered using the Contractual Rights.

2. For sales that are realized using exclusively the Contractual Rights, which result from the collaboration (see (S)1) of SEQUENOM and the Inventor, and in which the Inventor or one of his co-workers is named as (co-)inventor, the
royalty is      ***    .

3.  In case the sum total of all royalties which SEQUENOM has to pay to third
parties exceeds the value of  ***   for given proceeds, the royalties payable to
the Inventor shall be                         ***              in order to
reduce it to exactly      ***     of the given proceeds.

4. SEQUENOM refunds all expenses to the Inventor which he has incurred or incurs in connection with applying for, maintaining and defending patents for the Contractual Rights, provided that these Contractual Rights are transferred exclusively to SEQUENOM. Included herein is the cost of applying for, maintaining and defending patents in other countries. The parties to the agreement shall discuss the procedures concerning patents matters as required. If licenses for a given patent or a given patent application are granted to third parties for areas of application which are not exclusive to SEQUENOM, then all expenses as described above are shared as a rule proportionately by SEQUENOM and this (these) third party (parties). Expenses already paid by SEQUENOM shall be reimbursed proportionately by this (these) third party (parties). The Inventor is thus obliged to transfer this obligation to possible third party licensees. The Inventor shall also, by prior agreement, be reimbursed for expenses which arise in connection with obtaining or reinstatement of patent right according to Annex 2, paragraph 2.

5. Royalties are always due at the end of a calendar year and after receipt of payment for the underlying sales by SEQUENOM.

(S) 7
CONFIDENTIALITY

1. The parties undertake mutually to keep confidential all information exchanged or to be exchanged during the duration of this agreement and knowledge acquired concerning fundamentals, developments, improvements and other details in respect of the Contractual Rights and the Contractual Know-how as well as matters regarding the execution of the agreement, even if they have not been expressly designated as secret or confidential. This does not apply, if the disclosure is necessary to transfer the know-how to licensees in other areas of the agreement or other areas of application, in order to obtain official approvals, or to disclose the results obtained to the public or to professional circles.

2. Both parties undertake to impose this obligation of confidentiality on their co-workers or employees, who because of their occupation can acquire useful knowledge of the Contractual Rights and the Contractual Know-how. This obligation of confidentiality is to be imposed on the


    *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

staff also after termination of their employment contract or assistance relationship as postgraduates or doctoral candidates.

3. The Inventor undertakes to impose on other licensees corresponding obligations for confidentiality in other areas of the agreement or areas of application.

4. This obligation of confidentiality continues beyond the duration of the agreement. It remains in effect until the know-how becomes public.

5. The contracting parties shall inform each other in oral or written form about planned publications which contain information according to (S) 7, paragraph (1). A time limit of 3 months shall be provided to the respective party from the time of complete disclosure to publication for raising an objection or for applying for relevant proprietary rights. In case an objection is raised, the parties shall try to reach a solution which is acceptable to both sides. An objection may only be raised or maintained for an important reason.

(S) 8
DURATION OF AGREEMENT

1. The agreement ends at the end of the tenth calendar year after the first calendar year for which licenses are paid according to its conditions unless it is renewed at the latest six months before the end.

2. Beyond that, the agreement ends automatically, if the royalties from SEQUENOM to the Inventor are below the amount of DM 10,000.00 in two successive calendar years. This provision may be applied by both parties at the earliest three years after signing of the agreement.

3. In case of termination of the agreement according to paragraph (2), all rights and obligations concerning the Contractual Rights and the Contractual Know-how revert back to the Inventor. If the Inventor realizes income from the continued use of the patents or the know-how of this agreement from other licensees, SEQUENOM shall receive a *** share but no more than the amount of patent costs assumed by SEQUENOM.

(S) 9
FINAL PROVISIONS

1. SEQUENOM has the right to grant sublicenses of the Contractual Rights. In case of the granting of sublicenses, SEQUENOM shall have the obligation to ensure that all rights of the Inventor resulting from this agreement are also applicable to the sublicenses.

2. The Inventor undertakes to maintain the Contractual Rights including additional applications and the applications made in the course of the agreement, as far as they


    *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

concern the area of the Contractual Rights or to offer them to SEQUENOM, and not to assign them to third parties without SEQUENOM's consent.

3. The agreement is subject to the written form. Modifications require the written form. This is also applicable to this written form clause itself.

4. Should individual provisions of this agreement be or become invalid or unenforceable, the validity of the agreement shall otherwise not be affected; the parties shall undertake to replace the invalid or unenforceable provision by an effective amendment which comes closest to the commercial purpose of the invalid or unenforceable provision.

5. Place of jurisdiction is the residence or principle place of business of the respective defendant(s) within the Federal Republic of Germany.


Munster, January 20, 1999                    San Diego/Hamburg, January 14, 1999


Prof. Dr. Franz Hillenkamp                   SEQUENOM, Inc.
                                             Prof. Dr. Hubert Koster
                                             President & CEO




                                             SEQUENOM, GmbH
                                             Dr. Toni Schuh
                                             Managing Director

ANHANG 1:  BERATERVERTRAG


Consulting Services Agreement as of October 4, 1996, by and between Franz Hillenkamp, Sequenom, Inc., San Diego, and Sequenom GmbH, Hamburg.

ANHANG 2



(1) With respect to intellectual property naming Franz Hillenkamp as inventor, Sequenom, Inc. will file and prosecute all US patent applications, continuations-in-part, continuations, divisionals and their foreign counterparts including international PCT applications and any other foreign filings outside the United States for the inventions, improvements and intellectual property related to:

1.   US 5,777,324   "Method and Apparatus for MALDI Analysis" - Parent
2.   US 08/934,455  "Method and Apparatus for MALDI Analysis" - CIP
3.   WO 98/12734    "Method and Apparatus for MALDI Analysis" - PCT
4.   Australia      "Method and Apparatus for MALDI Analysis" - National Filing
5.   Japan          "Method and Apparatus for MALDI Analysis" - National Filing
6.   Canada         "Method and Apparatus for MALDI Analysis" - National Filing
7.   Europe         "Method and Apparatus for MALDI Analysis" - National Filing
8.   US 09/074,936  "IR MALDI Mass Spectrometry of Nucleic
                    Acids Using Liquid Matrices" - Parent
9.   In Preparation "IR MALDI Mass Spectrometry of Nucleic
                    Acids Using Liquid Matrices" - CIP to US 09/074,936

(2) Franz Hillenkamp is an inventor of patents in the area of cooperation, which applicants are third parties, such as the former company Finnigan MAT - based in Bremen, Germany - over which the inventor has the direct right of disposal. These patents are also considered part of this agreement, if they are disposable.

                         ADDENDUM TO LICENSE AGREEMENT
                         -----------------------------
                             AND PATENT ASSIGNMENT
                             ---------------------

    THIS ADDENDUM TO LICENSE AGREEMENT AND PATENT ASSIGNMENT (the "Addendum and

Patent Assignment") is made as of this 29st day of September 1999, by Professor

Dr. Franz Hillenkamp, an individual (the "Inventor"), and SEQUENOM, Inc., a

Delaware corporation ("SEQUENOM").

                                R E C I T A L S
                                ---------------

    A.   Dr. Hillenkamp and SEQUENOM have entered into a License Agreement dates as of January 14, 1999 (the "License Agreement), pursuant to which SEQUENOM has licensed from Dr. Hillenkamp, and Dr. Hillenkamp has licensed to SEQUENOM,

certain patents and now-how of Dr. Hillenkamp.

    B.   Dr. Hillenkamp and SEQUENOM desire to modify the License Agreement as set forth in this Addendum and Patent Assignment.

    NOW, THEREFORE, for mutual consideration, Inventor and SEQUENOM agree as follows:

    1.   Assignment of the Inventions and Patent Rights of the Inventor.
         ---------------------------------------------------------------
Inventor does hereby assign to SEQUENOM, it successors and assigns, all of

Inventor's right, title and interest in and to the Inventions and Patent Rights as set forth in the patents and patent applications set forth below (the

"Patents"):

         (a)   USSN 09/074,936; filed May 7, 1998;

         (b)   CIP of USSN 09/074,936; filed May 7, 1999;

         (c)   PCT application claiming priority to USSN 09/074,936; filed May

               7, 1999;

         (d)   Continuation of USSN 09/074,936; filed May 10, 1999; and

         (e)   Any and all other U.S. and foreign patent applications which are related to the patents listed above in sections a-d and do not add new matter including divisionals, reissues, reexamined and continuing patent applications and issued patents and any

               extensions and supplementary protection certificates.

    2.   Execution of Documents. Inventor shall execute formal assignment
         -----------------------
documents specific to each patent or patent application which will be recorded with the United States Patent and Trademark Office and other patent offices as appropriate.

    3.   Reversionary Assignments. Upon the occurrence of any of the following
         -------------------------
conditions, SEQUENOM hereby agrees to reassign to Inventor, his successors and assigns, that portion of SEQUENOM's right, title and interest in and to all subject matter claimed in any patents issuing from  USSN 09/074,936,

continuation and divisional applications thereof, and patents worldwide claiming priority from USSN 09/074,936, that is directed solely to IR - MALDI mass spectrometric analysis of nucleic acids using liquid matrices and that is supported in USSN 09/074,936. The conditions of such reassignment are expressly limited to:

          (a)  Termination of the License Agreement in accordance with Section

               8, Paragraph 1 or Paragraph 2 of the License Agreement;

          (b)  Breach of a material provision of the License Agreement by

               SEQUENOM, provided that such breach is not cured within 60 days after the giving of written notice by Dr. Hillenkamp specifying such breech; or

          (c)  An act of bankruptcy by SEQUENOM, voluntarily filing or filing against SEQUENOM of a petition for bankruptcy or reorganization unless such petition is dismissed within 60 days of filing, or appointment of a trustee or receiver for the business assets or operations of SEQUENOM.

All other rights under the patents shall be retained by SEQUENOM, including, but not limited to, mass spectrometric analysis of other (i.e., other than nucleic acids) biological macromolecules and mass spectrometric methods involving particular technologies including primer hybridization and extension,

array-based analysis formats, high-throughput-based analysis formats,

macromolecule immobilization and linkage techniques, mass modification of macromolecules, releasable mass tag labeling of macromolecules, positional macromolecule sequencing methods, multiplex analyses of macromolecules,

enzyme-based macromolecule sequencing methods and low-volume fluid dispensing systems.

    4.   Successors and Assignees. This Addendum and Patent Assignment is
         -------------------------
executed pursuant to the License Agreement and is entitled to the benefits thereof and shall be binding upon and inure to the benefits of the Inventor and

SEQUENOM and their respective successors and assigns.

    5.   Sublicense.  The Inventor maintains the right to offer sublicenses to
         -----------
assigned inventions which are not included in the research areas of mass spectrometric analysis of nucleic acids and high-throughput mass spectrometric analysis of biopolymers as defined in the license agreement.

    6.   Effect of Addendum and Patent Assignment.  In the event of a conflict
         -----------------------------------------
between the terms of License Agreement and the terms of this Addendum and Patent

Assignment, the terms of the Addendum and Patent Assignment shall prevail.

    7.   Definitions.  All capitalized terms used herein and not otherwise
         -----------
defined in the Addendum and Patent Assignment shall have the meanings attributed to them in the License Agreement.

    IN WITNESS WHEREOF, Inventor and SEQUENOM have executed this Addendum and

    Patent Assignment on the date first above written.

                                INVENTOR:



                                /s/ Franz Hillenkamp
                                -----------------------------------
                                Professor Dr. Franz Hillenkamp



                                SEQUENOM:

                                SEQUENOM, Inc.



                                /s/ Hubert Koster
                                ------------------------------------
                                Professor Dr. Hubert Koster
                                President and Chief Executive Officer



                                SEQUENOM:

                                SEQUENOM, GmbH.



                                /s/ Toni Schuh
                                -------------------------------------
                                Dr. Toni Schuh
                                Managing Director

                                ACKNOWLEDGEMENT



STATE OF CALIFORNIA    )
                       )ss.
COUNTY OF              )

    On this   ____ day of June 1999, before me, _______________________, the undersigned Notary Public, personally appeared _______________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the above and foregoing ADDENDUM TO LICENSE AGREEMENT AND PATENT

ASSIGNMENT.

    WITNESS my hand and official seal.



                                             ____________________________

                                             Notary Public in and for said State

                                                                   Exhibit 10.31

                                 LIZENVERTRAG

zwischen

     Prof.  Dr. Franz Hillenkamp
     Bahlmannstr. 5, 48147 Munster, Deutschland


                                        - nachfolgend "Erfinder" -

auf der einen Seite

und

     SEQUENOM, Inc.
     11555 Sorrento Valley Road, San Diego, CA 92121, USA, vertreten durch SEQUENOM GmbH, Mendelssohnstr. 15 D, 22761 Hamburg, FRG

                                        - nachfolgend "SEQUENOM" -

auf der anderen Seite.


Vorbemerkung


(1) Zusammenarbeit

Der Erfinder ist seit einigen Jahren als Berater von SEQUENOM tatig. Mit Bezug auf ein Hauptarbeitsgebiet der SEQUENOM, der massenspektrometrischen Analytik von Nukleinsauren, ist die Beratertatigkeit von Seiten des Erfinders ausschlieBlich (Anhang 1, Beratervertrag).

Die Parteien arbeiten auf dem Gebiet der massenspektrometrischen Analyse von Nukleinsauren und ggf. anderen Biopolymeren im Rahmen von Projekten, die von Dritten, u.a. dem BMBF, teilweise gefordert werden konnen, eng zusammen. Diese Vorhaben werden zumindest anteilig von SEQUENOM finanziert bzw. finanziert werden.

(2) Erfindungen und Schutzrechte

Im Gebiet der MALDI (Matrix Assisted Laser Desorption/Ionization) - massenspektrometrischen Analytik von Nukleinsauren und anderen Biopolymeren hat der Erfinder die im Anhang 2 aufgelisteten Erfindungen getatigt (Anhang 2 erhebt keinen Anspruch auf Vollstandigkeit).

                                                                   Seite 1 von 7

Weitere Erfindungen im Bereich der massenspektrometrischen Analytik von Nukleinsauren und anderen Biopolymeren werden erwartet.
Die Erfindungen gliedern sich in


(a)  ***


     ***


     ***



Die Vergabe von Lizenzen an den oben beschriebenen bestehenden und zukunftigen Schutzrechten des Erfinders an SEQUENOM fur das Gebiet der oben beschriebenen Zusammenarbeit regelt der folgende Vertrag.


(S) 1

Vertragsrechte

(1) Arbeitsgebiet

Der Erfinder arbeitet sowohl (a) in seiner Eigenschaft als Berater von SEQUENOM fur das Arbeitsgebiet massenspektrometrische Analytik von Nukleinsauren als auch
(b) bei der Durchfuhrung von gemeinsamen Forschungs- und Entwicklungsarbeiten im Arbeitsgebiet massenspektrometrische Hochdurchsatzanalytik von Biopolymeren mit SEQUENOM zusammen. Der Begriff Hochdurchsatzanalytik ist in diesem Zusammenhang unter anderem durch folgende Parameter beschreibbar:

- routinemaBige massenspektrometrische Vermessung von mehr als 60 Einzelproben pro Stunde und

- Auftragvolumen einer Einzelprobe von weniger als 100 Nanolitern, sowohl auf den Probentrager des Massenspektrometers direkt oder indirekt mittels miniaturisierter Arrays.

Hinsichtlich der unter (a) und (b) genannten Arbeitsgebiete arbeitet der Erfinder mit SEQUENOM als dem ausschlieBlichen kommerziellen Partner, i.e. Lizenznehmer, oder im Verbund mit SEQUENOM und weiteren Partnern - die Zustimmung von SEQUENOM vorausgesetzt - zusammen.

                                                                   Seite 2 von 7


*** Portions of this page have been omitted pursuant to a request for Confidential Treatement and filed separately with the Commission.

(2) Vertragsrechte

Vertragsrechte im Sinne dieser Vereinbarung sind derzeitige und zukunftige angemeldete und/oder erteilte Patente und patentfahige Ergebnisse nach den Ziffern a) -c) der Vorbemerkung. Der Erfinder wird sich bemuhen, daB er uber das im Rahmen der Zusammenarbeit von seiner Seite hervorgebrachte geistige Eigentum allein verfugungsberechtigt ist. Im Fall der Miterfinderschaft von Mitarbeitern des Erfinders, die dem Arbeitnehmererfindergesetz unterliegen, wird der Erfinder im Rahmen seiner EinfluBmoglichkeiten Sorge tragen, daB die Erfindungen uneingeschrankt in Anspruch genommen und zu den hier festgelegten Bedingungen auf SEQUENOM ubertragen werden.

Bereits im Rahmen der Zusammenarbeit beantragte oder erteilte Patente sind in Anhang 2 aufgelistet (Anhang 2 erhebt keinen Anspruch auf Vollstandigkeit).


(S) 2
Vertrags-Know-How

Der Erfinder verfugt uber umfangreiches Know-how auf dem Gebiet der Vertragsrechte und der vereinbarten Zusammenarbeit, insbesondere zur Probenpraparation und zu optimalen Geratekonfigurationen und -betriebsweisen und der Auswertung von Massenspektren. Diese Know-how ist fur die praktische Umsetzung der Vertragsrechte von wesentlicher Bedeutung.


(S) 3
Rechtseinraumung

1. Der Erfinder erteilt SEQUENOM eine weltweite ausschlieBliche Lizenz zur uneingeschrankten Verwendung der Vertragsrechte und des Vertrags-Know-hows. Die Lizenz ist beschrankt auf das unter (S)1, (1), definierte Arbeitsgebiet.

     Sollte aufgrund der allgemeinen Forderungsbedingungen, die bei offentlicher Forschungsforderung zur Anwendung kommen konnen, oder aufgrund anderer, vorab gemeinsam getroffener schriftlicher Vereinbarungen, gegebenenfalls unter Einbeziehung dritter Projektbeteiligter, die Einraumung einer ausschlieBlichen Lizenz fur das Arbeitsgebiet nicht moglich sein, so werden die an SEQUENOM zu vergebenden ausschlieBlichen Nutzungsrechte an den Vertragsrechten zumindest das fur SEQUENOM essentielle Arbeitsgebiet der massenspektrometrischen Hochdurchsatzanalytik von Nukleinsauren (gemaB obiger Definition) abdecken.

                                                                   Seite 3 von 7

(S) 4
Fortentwicklung der Vertragsrechte

1. Der Erfinder ist im Rahmen seiner Forschung auch in Zukunft bemuht, die Entwicklung der Vertragsrechte zu fordern und den technischen Vorsprung vor Alternativentwicklungen zu erhalten. Eine Verpflichtung zu spezifischen ForschungsmaBnahmen oder zur Gewahrleistung eines Erfolges geht der Erfinder hiermit nicht ein.

2. Der Erfinder wird samtliche bei ihm anfallenden Fortentwicklungen betreffend die Vertragsrechte, das Vertrags-Know-how und das Gebiet der Zusammenarbeit in die Vertragsbeziehungen einbringen und insbesondere das Know-how durch Fortschreibung der Forschungs- und Testergebnisse in den Unterlagen standig auf dem letzten Stand der Entwicklung halten. SEQUENOM hat standigen Zugang zu den Fortschreibungen der Unterlagen.


(S) 5
Gewahrleistung des Lizenzgebers

Dem Erfinder/Lizenzgeber sind keine Tatsachen bekannt, insbesondere keine Schutzrechte, die einer Nutzung bestehender Vertragsrechte entgegenstehen. Der Erfinder ubernimmt hierfur jedoch keine Haftung. Vielmehr wird er sich, gemeinsam mit SEQUENOM, um eine Umgehung von Hindernissen bemuhen, falls solche einer Nutzung der Vertragsrechte entgegenstehen.


(S) 6
Lizenzgebuhren

1. Fur die Gewahrung der beschriebenen Lizenz an den Vertragsrechten zahlt SEQUENOM an den Erfinder eine Lizenzgebuhr in Hohe von *** der Netto-Einkunfte, die SEQUENOM unter Nutzung von Vertragsrechten erzielt, unabhangig von der Zahl genutzter Vertragsrechte. Einkunfte sind Erlose - nach Zahlungseingang bei SEQUENOM - aus dem Verkauf von Produkten, denen Vertragsrechte zugrunde liegen und/oder deren Anwendung den Zugriff auf Vertragsrechte erfordern, beziehungsweise Dienstleistungen, die unter Nutzung der Vertragsrechte erbracht werden.

2. Fur Einkunfte, die unter ausschlieBlicher Nutzung von Vertragsrechten erzielt werden, die aus der Zusammenarbeit (siehe (S)1) von SEQUENOM und dem Erfinder hervorgehen, und in denen der Erfinder oder einer seiner Mitarbeiter als (Mit)erfinder genannt sind, *** sich die
     Lizenzgebuhr  ***.

3. Falls die Summe aller Lizenzgebuhren, die SEQUENOM an Dritte abfuhren muB, fur einen gegebenen Erlos den Wert von *** des Erloses uberschreitet, werden die an den

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     Erfinder zu zahlenden Lizenzgebuhren durch *** um sie auf genau *** des gegebenen Erloses zu reduzieren. Der Korrekturfaktor darf den Wert von 0,5 jedoch nicht unterschreiten.

4. SEQUENOM erstattet dem Erfinder alle Ausgaben, die ihm im Zusammenhang mit der Anmeldung, Aufrechterhaltung und Verteidigung von Patenten fur Vertragsrechte entstanden sind oder entstehen, soweit diese Vertragsrechte ausschlieBlich an SEQUENOM vergeben werden. Eingeschlossen sind Kosten fur Patentanmeldungen in anderen Landern, die bei der Aufrechterhaltung und ggf. Verteidigung etc. entstehen. Uber das die Patente betreffende Vorgehen werden sich die Vertragsparteien jeweils absprechen. Werden fur ein gegebenes Patent bzw. eine gegebene Patentanmeldung Lizenzen fur Anwendungsgebiete, die nicht exklusiv SEQUENOM zustehen, an Dritte vergeben, so werden alle oben beschriebenen Ausgaben in der Regel anteilig von SEQUENOM und diesem(n) Dritten getragen. Von SEQUENOM bereits getatigte Ausgaben werden von diesem(n) Dritten anteilig erstattet. Der Erfinder ist insofern verpflichtet, diese Auflage an etwaige Dritte Lizenznehmer vertraglich weiterzugeben. Erstattet werden dem Erfinder nach vorheriger Absprache auch Kosten, die im Zusammenhang mit der Gewinnung/Wiedergewinnung von Schutzrechten nach Anhang 2 Absatz (2) entstehen.

5. Lizenzgebuhren werden jeweils zum Ende eines abgelaufenen Kalenderjahres und nach Zahlungseingang der zugrundeliegenden Einkunfte bei SEQUENOM fallig.


(S) 7
Geheimhaltung

1. Die Parteien verpflichten sich gegenseitig zur Geheimhaltung aller wahrend der Laufzeit dieses Vertrages ausgetauschten bzw. auszutauschenden Informationen und erworbenen Kenntnisse uber Grundlagen, Entwicklungen, Verbesserungen und sonstige Details betreffend die Vertragsrechte und das Vertrags-Know-how sowie die die Vertragsabwicklung beruhrenden Dinge, auch wenn sie nicht ausdrucklich als geheim oder vertraulich bezeichnet worden sind. Dies gilt nicht, soweit die Offenbarung notwendig ist, um das Know-how in anderen Vertragsgebieten oder in anderen Anwendungsgebieten an dortige Lizenznehmer zu ubertragen, um etwaige behordliche Genehmigungen zu erwirken, oder um die mit den

     Vertragsrechten erzielten Ergebnisse in der Offentlichkeit bzw. gegenuber der Fachwelt bekannt zu machen.

2. Beide Parteien verpflichten sich, diese Geheimhaltungsverpflichtung ihren Mitarbeitern bzw. Betriebsangehorigen aufzuerlegen, die aufgrund ihrer Tatigkeit verwertbare Kenntnisse von den Vertragsrechten oder dem Vertrags-Know-how erlangen konnen. Diese Geheimhaltungsverpflichtung ist den Mitarbeitern auch fur die Zeit nach

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     Beendigung des Arbeitsvertrages bzw. des Betreuungsverhaltnisses als
     Diplomanden oder Doktoranden aufzuerlegen.

3. Der Erfinder verpflichtet sich, anderen Lizenznehmern fur andere Vertrags-oder Anwendungsgebiete entsprechende Geheimhaltungsverpflichtungen aufzuerlegen.

4. Diese Geheimhaltungsverpflichtung besteht uber die Laufzeit des Vertrages hinaus fort. Sie wirkt solange, bis das Know-how offenkundig wird.

5. Die Vertragsparteien werden sich uber geplante Veroffentlichungen in gesprochener oder geschriebener Form, die lnformationen nach (S) 7 Abs. (1) enthalten, informieren. Vom Zeitpunkt der vollstandigen Offenlegung bis zur Veroffentlichung wird dem jeweils anderen Partner eine First von drei Monaten zum Widerspruch oder zur Anmeldung relevanter Schutzrechte eingeraumt. Im Falle eines Widerspruchs werden sich die Parteien um eine fur beide Seiten akzeptable Losung bemuhen. Ein Widerspruch kann nur aus wichtigem Grund eingelegt oder aufrechterhalten werden.


(S) 8
Vertragslaufzeit

1. Der Vertrag endet am Ende des zehnten Kalenderjahres nach dem ersten Kalenderjahr, fur das Lizenzen nach seinen Bestimmungen gezahlt werden, wenn er nicht spatestens sechs Monate vor Ende erneuert wird.

2. Der Vertrag endet daruber hinaus automatisch, wenn die Lizenzzahlungen von SEQUENOM an den Erfinder in zwei aufeinanderfolgenden Kalenderjahren den Betrag von DM 10,000,00 unterschreiten. Diese Bestimmung kann fruhestens drei Jahre nach Unterzeichnung des Vertrags durch beide Parteien angewendet werden.

3. Im Falle einer Beendigung des Vertrages nach Abs. (2) fallen alle Rechte und Verpflichtungen an den Vertragsrechten und am Vertrags-Know-how an den Erfinder zuruck. Erzielt der Erfinder Einnahmen aus weiteren Nutzungen der Patente oder des Know-hows dieses Vertrages von anderen Lizenznehmern, so ist SEQUENOM an den Einnahmen mit *** zu beteiligen bis zur Hohe der von SEQUENOM ubernommenen Patentkosten.


(S) 9
SchluBbestimmungen

1. SEQUENOM hat das Recht, Unterlizenzen an den Vertragsrechten zu vergeben. Im Fall der Vergabe von Unterlizenzen steht SEQUENOM fur die Verpflichtung ein, daB alle sich aus diesem Vertrag ergebenden Rechte des Erfinders auch fur die Unterlizenzen gelten.

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2.   Der Erfinder verpflichtet sich, die Vertragsrechte, einschlieBlich der
     Zusatzanmeldungen und der im Laufe des Vertrages vorgenommenen Anmeldungen, soweit sie den Bereich der Vertragsrechte betreffen, aufrechtzuerhalten bzw. SEQUENOM anzubieten und sie nicht ohne Zustimmung von SEQUENOM an Drifte zu ubertragen.

3. Der Vertrag unterliegt der Schriftform. Anderungen bedurfen der Schriftform. Dies gilt auch fur diese Schriftformklausel selbst.

4. Sollten einzelne Bestimmungen dieses Vertrages unwirksam sein oder werden, so beruhrt das die Wirksamkeit des Vertrages im ubrigen nicht; die Parteien verpflichten sich vielmehr, die unwirksame Bestimmung durch eine wirksame Regelung zu ersetzen, die dem wirtschaftlichen Zweck der unwirksamen Bestimmung am nachsten kommt

5. Gerichtsstand ist der Wohn- bzw. Firmensitz der/des jeweilig Beklagten innerhalb der Bundesrepublik Deutschland.


Munster, den 20.1.99                   San Diego / Hamburg, den 14.  Januar 1999


/s/ Franz Hillenkamp                   /s/ Hubert Koster
---------------------------            ----------------------------------
Prof.  Dr. Franz Hillenkamp              SEQUENOM, Inc.
                                         Prof.  Dr. Hubert Koster
                                         President & CEO



                                       /s/ Toni Schuh
                                       ----------------------------------
                                         SEQUENOM, GmbH
                                         Dr. Toni Schuh
                                         Geschaftsfuhrer

                                                                   Seite 7 von 7

Anhang 1:  Beratervertrag

Consulting Services Agreement as of October 4, 1996, by and between Franz Hillenkamp, Sequenom, Inc., San Diego, and Sequenom GmbH, Hamburg.

Anhang 2

(1) With respect to intellectual property naming Franz Hillenkamp as inventor, Sequenom, Inc. will file and prosecute all US patent applications, continuations-in-part, continuations, divisionals and their foreign counterparts including international PCT applications and any other foreign filings outside the United States for the inventions, improvements and intellectual property related to:

1.  US 5,777,324     "Method and Apparatus for MALDI Analysis" - Parent
2.  US 08/934,455    "Method and Apparatus for MALDI Analysis" - CIP
3.  WO 98/12734      "Method and Apparatus for MALDI Analysis" - PCT
4.  Australia        "Method and Apparatus for MALDI Analysis" - National filing
5.  Japan            "Method and Apparatus for MALDI Analysis" - National filing
6.  Canada           "Method and Apparatus for MALDI Analysis" - National filing
7.  Europe           "Method and Apparatus for MALDI Analysis" - National filing
8.  US 09/074,936    "IR MALDI Mass Spectrometry of Nucleic Acids Using Liquid
                     Matrices" - Parent
9.  In Preparation   "IR MALDI Mass Spectrometry of Nucleic Acids Using Liquid
                     Matrices - CIP to US 09/074,936

(2) Franz Hillenkamp ist Erfinder von Schutzrechten auf dem Gebiet der Zusammenarbeit, deren Anmelder Dritte, z.B. die ehemalige Firma Finnigan MAT mit Sitz in Bremen, ist, uber die der Erfinder aber eingeschrankt oder uneingeschrankt verfugen kann. Diese Schutzrechte gelten soweit verfugbar ebenfalls als Vertragsrechte.